EMPLOYMENT AGREEMENT
                              --------------------

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of June __, 2000 by and between THERMACELL TECHNOLOGIES, INC., a Florida corporation (the "Company") and JAMES HAGARMAN (the "Employee").

         WHEREAS, the Employee has been offered the position of Vice President, Technology, of the Company and will begin to serve in such capacities on or about July 5, 2000 (the "Effective Date");

         WHEREAS, the Company wishes to assure itself of the services of the Employee, and the Employee is willing to serve in the employ of the Company upon the terms and conditions hereinafter provided; and

         WHEREAS, the Company's Board of Directors has determined that the best interests of the Company and its shareholders would be served by providing for the terms and conditions of the Employee's employment as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

         Section 1. Definitions. As used herein, the following terms shall have the meanings set forth below.

         "Fiscal Year" means any fiscal year of the Company, as applicable.

         "Intellectual Property" means any and all inventions, discoveries, improvements, ideas, concepts, creative works, designs (with respect to all of the foregoing, whether or not reduced to writing), patents, trademarks and copyrights which relate to the actual or demonstrated anticipated business of the Company.

          "Person" means any individual, sole proprietorship, general or limited partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party, limited liability company or government (whether territorial, national, federal, state, provincial, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         Section 2. Employment and Term. The Company hereby employs the Employee, and the Employee hereby accepts such employment by the Company, for the purposes and upon the terms and conditions contained in this Agreement and subject to the approval of the Company's Board of Directors. This Agreement shall have an initial term of three (3) years from the Effective Date; provided, however, that the Company may terminate this Agreement at will by providing the Employee with a severance payment equal to six months' salary less the value of the shares then acquired by the Employee in accordance with section 5(c) hereof (the "Severance Payment"). The term hereof, until terminated as provided herein, is referred to herein as the "Employment Period."

         Section 3. Employment Capacities and Duties. The Employee shall be employed throughout the Employment Period as Vice President, Technology of the Company. The Employee shall have the duties and responsibilities normally associated and incumbent with that position, including, but not limited to those set forth on Exhibit A hereto.

         Section 4. Employee Performance Covenants. The Employee accepts the employment described in Section 3 herein and agrees to devote his full working time and efforts to the business and affairs of the Company and the performance of the aforesaid duties and responsibilities set forth in Section 3 hereof. Employee further represents and warrants that his entry into this Employment Agreement does not violate any other agreement to which he is or has been a party.

         Section 5.        Compensation.  For the  services to be rendered by
Employee   hereunder,   the  Company   shall  pay  to  Employee  the   following
compensation:

               a)Salary. The Employee shall be paid a salary (the "Salary") at an annual rate of One Hundred Thirty Thousand Dollars ($130,000.00), payable in equal installments in accordance with the Company's payroll policies, for the period commencing on the Effective Date. The Salary shall be pro-rated for any Fiscal Year hereunder which is less than a full Fiscal Year.

               b) Bonus. In addition, the Employee may be eligible for a bonus, to be determined by the Company's Board of Directors, based primarily on the profitability of the Company.

               c) Equity. As additional compensation, the Company will issue to the Employee up to 500,000 shares of the Company's common stock, subject to the following vesting schedule and conditioned upon the Employee continuing to be employed by the Company as of each such date:

           Number of Shares                       Vesting Date
           ----------------                       ------------

           125,000 shares                         Effective Date

           125,000 shares                         Six  Month   Anniversary   of
                                                  Effective Date

           125,000 shares                         One   Year   Anniversary   of
                                                  Effective Date

           125,000 shares                         Two   Year   Anniversary   of
                                                  Effective Date


Shares issued on an Issue Date will be subject to a proportionate refund to the Company if the Employee terminates his employment without cause during the succeeding six month period following the Issue Date. By way of example and not limitation, if the Employee were to terminate this employment without cause ten months after the Effective Date, he would be entitled to retain all of the initial 125,000 shares issued on the Effective Date, and the Company would be entitled to receive back from the Employee one-third of the 125,000 shares issued on the Six Month Anniversary of the Effective Date.

All shares issued hereunder will be unregistered and will have standard piggyback registration rights with the cost of registration pursuant to such piggyback registration rights to be borne by the company (provided, however, that the Employee will be solely responsible for any fees or costs incurred by his accountants and attorneys in connection with any such registration).

         Section 6. Employee Benefits, Vacations. During the Employment Period, in addition to any and all compensation and benefits required or permitted to be made by the Company to the Employee hereunder, the Employee shall receive the benefits and enjoy the perquisites described below:

          a) Vacation. The Employee shall be entitled to Five (5) weeks paid vacation per annum; and

          b) Participation in Benefit Plans. The Employee shall be entitled to participate in any group hospitalization, health, life or other insurance or death benefit plan, travel or accident insurance, restricted or stock purchase plan, stock option plan, retirement income or pension plan, 401(k) plan, or other present or future group employee benefit plan or program of the Company for which Employees are or shall become eligible. Nothing contained in this Agreement shall prevent the Board from amending or otherwise altering any such plan, program or arrangement during the Employment Period.

          c) Reimbursement of Expenses. The Company shall reimburse the Employee for reasonable expenses incurred in providing services to the Company, upon the Employee's submission of appropriate documentation evidencing such expenses in accordance with the Company's reimbursement policies as determined from time to time by the Board of Directors. Without limiting the foregoing, the Company will reimburse the Employee for expenses incurred in travelling between the Company's offices and Philadelphia, Pennsylvania, including round trip coach air. In all cases, the Employee shall use his best efforts to obtain the lowest pricing on travel-related expenses.

         Section 7.        Termination of Employment.

          a) Notice of Termination; Employment Termination Date.

          (1) Any termination of the Employee's employment by the Company or the Employee shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the provision in this Agreement relied upon.

          (2) "Employment Termination Date" shall mean the date on which the Employment Period and the Employee's right and obligation to perform employment services for the Company shall terminate effective upon the first to occur of the following:

               (i) If the Employee's employment is terminated for Disability, the date on which the Notice of Termination is given;

               (ii) If the Employee's employment is terminated by voluntary action of the Employee (See Section 7(e)), the date specified in the Notice of Termination, which date shall be no more than fifteen (15) days after the date that the Notice of Termination is given;

               (iii) The death of the Employee;

               (iv) The expiration of the Employment Period;

               (v) If the Employee's employment is terminated by the Company for Cause (See Section 7(b)), the date on which a Notice of Termination is given; and

               (vi) If the Employee's employment is terminated by the Company other than for Cause, Disability or death of the Executive, the date specified in the Notice of Termination which date shall not be more than thirty (30) days after the date that the Notice of Termination is given.

          b) Termination for Cause.

          (1) The Company may terminate the Employee's employment hereunder and the Employment Period for Cause. For the purposes of this Agreement, "Cause" shall mean termination because of Employee's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, violation of any law, rule or regulation that could result in conviction of a felony or any material, uncured breach of any provision of this Agreement.

          (2) If the Employee's employment shall be terminated for Cause, the Company shall pay the Employee (or his successors) his unpaid Salary through the Employment Termination Date.

               c) Termination for Disability. The Company may terminate the Employee's employment because of the Disability of the Employee and thereafter the Company shall pay to the Employee (or his successors):
          (i) his unpaid Salary through the Employment Termination Date and (ii) if the Disability occurs after the Employee has been employed by the Company for at least six months, the Severance Payment.

               d) Termination Upon Employee's Death. In the event of the Employee's death, the Company shall pay to the Employee's estate any unpaid Salary through the Employment Termination Date.

               e) Voluntary Termination by Employee. In the event that Employee voluntarily terminates his employment with the Company prior to the expiration of the Employment Period, the Employee shall be entitled only to payment of the amounts which would be payable to him under subsection 7(b)(2) above as if he had been terminated for Cause.

               f) Compensation Upon Termination other than for Cause. If the Company shall terminate the Employee's employment for any reason other than pursuant to Sections 7(b), (c) or (d), then the Company shall pay to the Employee his unpaid Salary through the Employment Termination Date. In addition, if the Company terminates the Employee's employment under this paragraph before the third anniversary of the Effective Date, then the Employee will immediately be entitled to receive the Severance Payment as calculated in Section 2 hereof

     Section 8. Certain Company Protection Provisions. The following provisions apply for the protection of the Company, and shall survive indefinitely, beyond the duration of this Agreement:

          a) Non-Competition and Non-Solicitation. During the Restricted Period (as hereinafter defined), the Employee shall not directly or indirectly compete with the Company or own, manage, control or participate in the ownership, management or control of, or be employed or engaged by or otherwise affiliated or associated with any Competitive Business (as hereinafter defined). As used herein, the term "Restricted Period" means the Employment Period and a period of one (1) year thereafter. As used herein, a "Competitive Business" is any other corporation, limited liability company, partnership, proprietorship, firm, association or other business entity which is engaged in the production of hollow microsphere products in the United States. During the Restricted Period, the Employee shall not directly or indirectly solicit any customer or known prospective customer who has contracted with the Company to purchase products or services during the then-preceding twelve month period.

          b) Non-Interference. During the Restricted Period, the Employee shall not induce or solicit any employee of the Company or any person doing business with the Company to terminate his or her employment or business relationship with the Company or otherwise interfere with any such relationship.

          c) Confidentiality. The Employee agrees and acknowledges that, by reason of the nature of his duties as an officer and employee, he will have or may have access to and become informed of confidential and secret information which is a competitive asset of the Company ("Confidential Information"), including without limitation any lists of customers or subscribers, financial statistics, research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans strategic plans or marketing or operation plans or other trade secrets of the Company and any of the foregoing which belong to any person or company but to which the Employee has had access by reason of his employment relationship with the Company. The Employee agrees faithfully to keep in strict confidence, and not, either directly or indirectly, to make known, divulge, reveal, furnish, make available or use (except for use in the regular course of his employment duties) any such Confidential Information; provided, however, that the Employee will not be deemed to have violated this provision if he is compelled by valid legal process to disclose any Confidential Information; provided further, however, that in the event the Employee is called upon to provide Confidential Information, the Employee will give the Company prompt notice of such demand and cooperate with the Company in making any objections that the Company deems appropriate to the disclosure of Confidential Information. The Employee acknowledges that all manuals, instruction books, price lists, experiment logs or papers, information and records and other information and aids relating to the Company's business, and any and all other documents containing Confidential Information furnished to the Employee by the Company or otherwise acquired or developed by the Employee during the term hereof, shall at all times be the property of the Company. Upon the Employment Termination Date, the Employee shall return to the Company any such property or documents which are in his possession, custody or control, but his obligation of confidentiality shall survive the Employment Termination Date until and unless any such Confidential Information shall have become, through no fault of the Employee, generally known to the trade. The obligations of the Employee under this subsection are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which the Employee may have to the Company under general legal or equitable principles.

          d) Intellectual Property. The Employee acknowledges and agrees that all Intellectual Property developed during the Employment Term (whether with or without any participation or involvement by Employee) is and shall remain the property of the Company, and the Employee covenants to cooperate with and provide reasonable assistance to the Company in the assertion of its rights in any such Intellectual Property, including without limitation, the assignment to the company of any rights the Employee may have, and cooperation in securing for the Company copyright, patent or trademark protection or similar rights, in the Intellectual Property.

          e) Remedies. It is expressly agreed by the Employee and the Company that these provisions are reasonable for purposes of preserving for the Company its business, goodwill and proprietary information. It is also agreed that if any provision is found by a court having jurisdiction to be unreasonable because of scope, area or time, then that provision shall be amended to correspond in scope, area and time to that considered reasonable by a court and as amended shall be enforced and the remaining provisions shall remain effective. In the event of any breach of these provisions by the Employee, the parties recognize and acknowledge that a remedy at law will be inadequate and the Company may suffer irreparable injury. The Employee acknowledges that the services to be rendered by him are of a character giving them peculiar value, the loss of which cannot be adequately compensated for in damages. Accordingly, the Employee consents to injunctive and other appropriate equitable relief without the posting of any type of bond or surety upon the institution of proceedings therefor by the Company in order to protect the Company's rights. Such relief shall be in addition to any other relief to which the Company may be entitled at law or in equity.

     Section 9. Successors and Assigns. Except as hereinafter expressly provided, the agreements, covenants, terms and provisions of this Agreement shall bind the respective heirs, executors, administrators, successors and assigns of the parties. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in this
Section 9. Without limiting the foregoing, the Employee's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, and in the event of any attempted assignment or transfer in contravention of this Section 9, the Company shall have no liability to pay to the purported assignee or transferee any amount so attempted to be assigned or transferred.

     Section 10. Notices. All notices and other communications that are required or may be given under this Agreement shall be in writing and shall be delivered personally or by certified mail addressed to the party concerned at the following addresses:

If to the Company:         Thermacell Technologies, Inc.
                           440 Fentress Blvd.
                           Daytona Beach, FL  32114
                           Attn:  President

With a copy to:            Couture & Company
                           901 Chestnut Street, Suite 901
                           Clearwater, FL 33756
                           Attn: Gerry Couture

If to Employee:            James Hagarman
                           10 Pheasant Road
                           Audobon, PA 19407

All notices shall be effective upon receipt.

         Section 11. Waiver: Remedies Cumulative. No waiver of any right or option hereunder by any party shall operate as a waiver of any other right or option, or the same right or option as respects any subsequent occasion for its exercise, or of any legal remedy. No waiver by any party of any breach of this Agreement or of any agreement or covenant contained herein shall be held to constitute a waiver of any other breach or a continuation of the same breach. All remedies provided by this Agreement are in addition to all other remedies provided under this Agreement or applicable law.

         Section 12. Governing Law: Severability. A substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Sarasota, Florida, and the various terms, provisions, covenants and agreements, and the performance thereof, shall be construed, interpreted and enforced under and with reference to the substantive laws of the State of Florida. It is the intention of the Company and the Employee to comply fully with all laws and matters of public policy relating to employment agreements and restrictive covenants, and this Agreement shall be construed consistently with such laws and public policy to the extent possible. If and to the extent any one or more covenants, agreements, terms and provisions of this Agreement or any portion or portions thereof shall be held invalid or unenforceable by a court of competent jurisdiction, then such covenants, agreements, terms and provisions (or portions thereof) shall be deemed separable from the remaining covenants, agreements, terms and provisions of this Agreement and such holding shall in no way affect the validity or enforceability of any of the other covenants, agreements, terms and provisions hereof.

         Section 13. Miscellaneous. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be modified, changed or amended except in a writing signed by each of the parties hereto. This Agreement may be signed in counterparts, both of which shall be deemed an original hereof. The captions of the several sections and subsections of this Agreement are not a part of the context hereof, are inserted only for convenience in locating such subsections and shall be ignored in construing this Agreement.

         Section 14. Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Sarasota, Florida and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding must be brought in the state courts in Sarasota, Florida; (b) consents to the jurisdiction of such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in the State of Florida.

         IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the Effective Date.

                                    EMPLOYEE:

                                    James Hagarman





                                    COMPANY:

                                    Thermacell Technologies, Inc.


                                    By:
                                    ------------------------------------
                                        Name: Gerald Couture
                                        Title:  Vice President